ForgeRock Announces Second Quarter 2023 Financial Results

•ARR was $251.3 million for Q2 2023, with growth accelerating to 25% year-over-year
•Total revenue was $58.3 million for Q2 2023, growing 22% year-over-year
•Subscription SaaS, support & maintenance revenue was $38.1 million for Q2 2023, growing 29% year-over-year

SAN FRANCISCO – August 7, 2023 – ForgeRock, Inc. (NYSE: FORG), a global leader in digital identity, today announced financial results for its second quarter ended June 30, 2023.

“Q2 was a very strong quarter and our ARR growth accelerated sequentially to 25% year-over-year, ending at $251 million,” said Fran Rosch, CEO of ForgeRock. “Our net new ARR growth of $14 million in the quarter was 63% higher than the same period last year and our growth year to date was driven by the acquisition of large customers such as Carl Zeiss AG, the City of Toronto, Domino's Pizza Enterprises Ltd. and Riyad Bank. Our SaaS growth continues to be strong in Q2, with new SaaS logos representing 43% of new customers in Q2 based on count and 60% based on ARR.”

“We continue to work closely with Thoma Bravo to support the process to close our pending acquisition,” Rosch added. “We look forward to completing the review process with the Department of Justice and partnering with Thoma Bravo to drive further innovation and benefits for our customers, employees, partners and investors.”

“Our total revenue grew 22% year-over-year in Q2 and our subscription SaaS, support & maintenance revenue grew 29% year-over-year,” said John Fernandez, CFO of ForgeRock. “Our quarterly subscription SaaS business combined with our support & maintenance revenue now represents 65% of our total revenue, which provides us with increasing revenue visibility as we scale. We remain focused on achieving non-GAAP operating margin profitability in Q4, especially as we have surpassed $250 million in ARR, joining the ranks of the world's most successful software companies. Our GAAP operating margin was (52)% in Q2 and includes the impact of acquisition-related costs, and (47)% in Q2 of the prior year. Our non-GAAP operating margin in Q2 of (25)% was a significant improvement over the (30)% we experienced in Q2 of the prior year.”

Second Quarter 2023 Financial Highlights:
•ARR: Annualized Recurring Revenue was $251.3 million, an increase of 25% year-over-year.
•Revenue: Total revenue was $58.3 million, an increase of 22% year-over-year.
•Operating Loss: GAAP operating loss was $30.1 million, or 52% of total revenue, compared to $22.3 million, or 47% of total revenue, in the second quarter of 2022. Non-GAAP operating loss was $14.6 million, or 25% of total revenue, compared to $14.3 million, or 30% of total revenue, in the second quarter of 2022.
•Net Loss: GAAP net loss was $28.8 million, compared to $22.4 million in the second quarter of 2022. GAAP net loss per share was $0.32, compared to $0.26 in the second quarter of 2022. Non-GAAP net loss was $13.2 million, compared to $14.5 million in the second quarter of 2022. Non-GAAP net loss per share was $0.15, compared to $0.17 in the second quarter of 2022.
•Cash Flow: Net cash used in operations was $14.9 million, compared to $20.3 million in the second quarter of 2022. Free cash flow was $(14.9) million, or (26)% of total revenue, compared to $(20.7) million, or (44)% of total revenue, in the second quarter of 2022.
•Cash, cash equivalents and short-term investments were $321.7 million as of June 30, 2023.

ForgeRock uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measure after the presentation of our GAAP financial statements.
Transaction with Thoma Bravo
As previously reported, the U.S. Department of Justice (the “DOJ”) issued a Second Request pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) in connection with its review of the proposed acquisition of ForgeRock by Thoma Bravo. In February 2023, ForgeRock and entities affiliated with Thoma Bravo entered into an agreement (the “Timing Agreement”) with the DOJ in connection with the proposed acquisition and the Second Request. Under the Timing Agreement, ForgeRock and Thoma Bravo agreed not to consummate the proposed acquisition less than 75 days after compliance with the Second Request. ForgeRock continues to cooperate with the DOJ in connection with its review of the proposed acquisition and expects to consummate the transaction in the third quarter of 2023.
Due to the Company's pending acquisition by Thoma Bravo, there will not be a conference call or live webcast to discuss these financial results. In addition, ForgeRock has suspended its financial guidance as a result of the pending transaction.

Non-GAAP Financial Measures and Key Metrics:
Besides financial results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), ForgeRock believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, ForgeRock uses non-GAAP financial measures to evaluate its operations. We use non-GAAP financial measures to understand and evaluate our core operating performance and trends, to prepare our annual budget, to monitor and assess our liquidity, and to develop short-term and long-term operating plans. We believe that the non-GAAP financial measures we review are each a useful measure to us and to our investors because they provide consistency and comparability with our past performance and between periods, as these metrics generally eliminate the effects of the variability of certain charges and expenses that may not reflect our overall operating performance and liquidity. We believe that non-GAAP financial measures, when taken collectively with GAAP financial information, can be helpful to us and to investors because it provides consistency and comparability with past performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
ForgeRock presents non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating loss, non-GAAP operating margin and non-GAAP net loss per share, all of which exclude acquisition-related costs, stock-based compensation expense, and certain of which exclude the tax effect on the provision for (benefit from) income taxes related to such excluded items. ForgeRock excludes acquisition-related costs because they are unrelated to our current operations and are neither comparable to the prior period nor indicative of future results. We also exclude stock-based compensation expense as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, ForgeRock and many investors and analysts exclude stock-based compensation expense to better evaluate its operating performance and cash spending levels relative to its industry sector and competitors.

ForgeRock presents adjusted EBITDA, which is also a non-GAAP financial measure. We define adjusted EBITDA as GAAP operating loss, adjusted for depreciation, acquisition-related costs and stock-based compensation expense. ForgeRock excludes certain items that it believes are not good indicators of ForgeRock’s current or future operating performance. These items are depreciation, acquisition-related costs and stock-based compensation. ForgeRock excludes depreciation given its standard exclusion in EBITDA and adjusted EBITDA results. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of the transactions.
ForgeRock also presents free cash flow, which is a non-GAAP financial measure. We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment. ForgeRock provides free cash flow as it is a commonly used non-GAAP financial measure to indicate the amount of cash needed to fund its operations and capital expenditures.
The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude expenses that are required by GAAP to be recorded in our consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
ForgeRock also uses the key metric Annualized Recurring Revenue (“ARR”), to evaluate its operations. We believe that ARR is a key metric because it is driven by our ability to acquire new customers and to maintain and expand our relationship with existing customers. We define ARR as the annualized value of all contractual subscription agreements as of the end of the period. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription. We perform this calculation on an individual customer basis by dividing the total dollar amount of the customer’s contract by the total contract term stated in months and multiplying this amount by 12 to annualize. Calculated ARR for each individual customer is then aggregated to arrive at total ARR.

ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue, deferred revenue and remaining performance obligations computed and/or disclosed in accordance with GAAP and is not intended to be combined with or to replace any of those items. Specifically, ARR, as calculated under the definition herein, has the effect of normalizing the impact of revenue recognition for term-based subscription license agreements. ARR is calculated based upon annualized contract value and not actual GAAP revenue. Under ASC 606, for term-based subscription license agreements, we recognize approximately half of the total contract value upfront as license revenue, with the remainder attributable to maintenance and support that is recognized ratably over the license term. Annualizing actual GAAP revenue for any particular period could result in a meaningful difference from our ARR calculation, particularly when we are experiencing increases or decreases in the mix of multi-year term licenses. ARR is not a forecast and the active contracts at the date used in calculating ARR may or may not be extended by our customers.

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or ForgeRock’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these words or other similar terms or expressions that concern ForgeRock’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, the quotations of management and statements regarding: the proposed acquisition by entities affiliated with Thoma Bravo, the anticipated timing of such proposed acquisition, our strategy, our products, including new offerings and the capabilities of our platform, and our financial condition. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the pendency of the proposed acquisition by entities affiliated with Thoma Bravo or the failure to complete such transaction, our ability to attract new customers and retain and sell additional functionality and services to our existing customers, our ability to sustain and manage our growth, our ability to successfully add new features and functionality to our platform, our ability to compete effectively in an increasingly competitive market, and general market, political, economic, and business conditions, and other risks detailed in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K filed with the SEC on March 1, 2023 and in our Quarterly Report on Form 10-Q that will be filed with the SEC on or about August 8, 2023.
Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We anticipate that subsequent events and developments could cause our views to change. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
About ForgeRock
ForgeRock®, a global leader in digital identity, delivers modern identity and access management solutions for consumers, employees and things to simply and safely access the connected world. Using ForgeRock, more than 1,300 organizations around the world orchestrate, manage, and secure the complete lifecycle of identities from dynamic access controls, governance, APIs, and storing authoritative data – consumable in cloud or hybrid environments.
Investor Relations:
investors@forgerock.com
Media Contacts:
Kristen Batch, ForgeRock
kristen.batch@forgerock.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Subscription term licenses	$16,488	$15,527	$42,045	$35,185
Subscription SaaS, support & maintenance	38,110	29,562	72,211	55,748
Perpetual licenses	94	19	159	105
Total subscriptions and perpetual licenses	54,692	45,108	114,415	91,038
Professional services	3,592	2,569	7,012	4,731
Total revenue	58,284	47,677	121,427	95,769
Cost of revenue(1):
Subscriptions and perpetual licenses	9,527	6,415	17,849	12,268
Professional services	3,594	2,912	7,072	5,763
Total cost of revenue	13,121	9,327	24,921	18,031
Gross profit	45,163	38,350	96,506	77,738
Operating expenses(1):
Research and development	17,515	15,666	34,718	30,144
Sales and marketing	37,616	30,050	74,067	57,028
General and administrative	16,259	14,935	32,127	28,479
Acquisition-related costs	3,851	—	10,798	—
Total operating expenses	75,241	60,651	151,710	115,651
Operating loss	(30,078)	(22,301)	(55,204)	(37,913)
Foreign currency gain (loss)	(657)	1,026	(1,199)	1,461
Interest expense	(875)	(881)	(2,010)	(1,780)
Other income, net	3,198	275	5,034	343
Interest and other income (expense), net	1,666	420	1,825	24
Loss before income taxes	(28,412)	(21,881)	(53,379)	(37,889)
Provision for income taxes	369	489	838	951
Net loss	$(28,781)	$(22,370)	$(54,217)	$(38,840)
Net loss per share attributable to stockholders:
Basic and diluted	$(0.32)	$(0.26)	$(0.62)	$(0.46)
Weighted-average shares used in computing net loss per share attributable to stockholders:
Basic and diluted	88,757	84,445	88,114	84,107

(1) Includes stock-based compensation as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$1,015	$615	$2,020	$1,132
Research and development	2,216	1,653	4,226	3,053
Sales and marketing	4,383	2,803	8,323	5,061
General and administrative	3,965	2,900	7,193	5,185
Total stock-based compensation expense	$11,579	$7,971	$21,762	$14,431

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except par value)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$288,994	$128,803
Short-term investments	32,716	207,248
Accounts receivable, net of allowance for credit losses of $667 and $444, respectively	50,904	71,439
Contract assets	25,596	25,117
Deferred commissions	9,877	9,936
Prepaid expenses and other assets	13,058	14,810
Total current assets	421,146	457,353
Deferred commissions	21,589	20,379
Property and equipment, net	2,720	2,850
Operating lease right-of-use assets	9,377	10,190
Contract and other assets	3,888	3,408
Total assets	$458,720	$494,180
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,154	$4,587
Accrued compensation	17,029	24,836
Accrued expenses	7,924	9,475
Current portion of operating lease liability	1,927	1,902
Deferred revenue	82,016	82,036
Other liabilities	1,502	2,927
Total current liabilities	116,552	125,763
Long-term debt	39,675	39,611
Long-term operating lease liability	8,352	9,207
Deferred revenue	2,389	1,283
Other liabilities	2,838	2,150
Total liabilities	169,806	178,014
Stockholders’ equity
Common stock	89	87
Additional paid-in capital	667,230	641,983
Accumulated other comprehensive income	5,909	4,193
Accumulated deficit	(384,314)	(330,097)
Total stockholders’ equity	288,914	316,166
Total liabilities and stockholders’ equity	$458,720	$494,180

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Six Months Ended June 30,
	2023	2022
Operating activities:
Net loss	$(54,217)	$(38,840)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	503	549
Noncash operating lease expense	1,229	1,147
Stock-based compensation expense	21,762	14,431
Amortization of deferred commissions	7,749	7,202
Foreign currency remeasurement loss (gain)	1,093	(1,539)
Amortization of premium / discount on short-term investments	(1,117)	1,247
Other	688	50
Changes in operating assets and liabilities:
Deferred commissions	(8,900)	(7,928)
Accounts receivable	21,531	7,709
Contract and other non-current assets	(890)	2,458
Prepaid expenses and other current assets	2,090	(893)
Operating lease liabilities	(1,282)	(884)
Accounts payable	1,529	(45)
Accrued expenses and other liabilities	(10,781)	(4,265)
Deferred revenue	(190)	(5,130)
Net cash used in operating activities	(19,203)	(24,731)
Investing activities:
Purchases of property and equipment	(322)	(974)
Purchases of short-term investments	(18,974)	(64,971)
Maturities of short-term investments	54,763	43,048
Sales of short-term investments	141,053	11,792
Net cash provided by (used in) investing activities	176,520	(11,105)
Financing activities:
Proceeds from exercises of employee stock options	9,782	3,329
Payment of offering costs	—	(141)
Employee payroll taxes paid for net shares settlement of restricted stock units	(6,295)	—
Proceeds from issuance of common stock under employee stock purchase plan	—	4,374
Net cash provided by financing activities	3,487	7,562
Effect of exchange rates on cash and cash equivalents and restricted cash	(541)	(1,036)
Net increase (decrease) in cash, cash equivalents and restricted cash	160,263	(29,310)
Cash, cash equivalents and restricted cash, beginning of year	131,324	128,437
Cash, cash equivalents and restricted cash, end of period	$291,587	$99,127

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$288,994	$99,083
Restricted cash included in prepaids and other current assets	2,593	44
Total cash and cash equivalents and restricted cash	$291,587	$99,127

Short-term investments, end of period	$32,716	$248,128

FORGEROCK, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS TO GAAP RESULTS

Non-GAAP Gross Profit and Non-GAAP Gross Margin

Gross profit is defined as GAAP revenue less cost of revenue and gross margin is GAAP gross profit as a percentage of total revenue. We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin adjusted to exclude stock-based compensation expense, as presented below (in thousands, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Gross profit	$45,163	$38,350	$96,506	$77,738
Add: Stock-based compensation	1,015	615	2,020	1,132
Non-GAAP gross profit	$46,178	$38,965	$98,526	$78,870

Gross margin	77%	80%	79%	81%
Non-GAAP gross margin	79%	82%	81%	82%

Non-GAAP Research and Development

We define non-GAAP research and development as GAAP research and development adjusted to exclude stock-based compensation expense as presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Research and development	$17,515	$15,666	$34,718	$30,144
Less: Stock-based compensation	2,216	1,653	4,226	3,053
Non-GAAP research and development	$15,299	$14,013	$30,492	$27,091

Non-GAAP Sales and Marketing

We define non-GAAP sales and marketing as GAAP sales and marketing adjusted to exclude stock-based compensation expense as presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Sales and marketing	$37,616	$30,050	$74,067	$57,028
Less: Stock-based compensation	4,383	2,803	8,323	5,061
Non-GAAP sales and marketing	$33,233	$27,247	$65,744	$51,967

Non-GAAP General and Administrative

We define non-GAAP general and administrative as GAAP general and administrative adjusted to exclude stock-based compensation expense as presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

General and administrative	$16,259	$14,935	$32,127	$28,479
Less: Stock-based compensation	3,965	2,900	7,193	5,185
Non-GAAP general and administrative	$12,294	$12,035	$24,934	$23,294

Non-GAAP Operating Loss and Non-GAAP Operating Margin

We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin adjusted to exclude stock-based compensation expense and acquisition-related costs, as presented below (in thousands, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Operating loss	$(30,078)	$(22,301)	$(55,204)	$(37,913)
Add: Stock-based compensation	11,579	7,971	21,762	14,431
Add: Acquisition-related costs	3,851	—	10,798	—
Non-GAAP operating loss	$(14,648)	$(14,330)	$(22,644)	$(23,482)

Operating margin	(52)%	(47)%	(45)%	(40)%
Non-GAAP operating margin	(25)%	(30)%	(19)%	(25)%

Adjusted EBITDA

We define adjusted EBITDA as operating loss adjusted to exclude depreciation, stock-based compensation expense and acquisition-related costs, as presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Operating loss	$(30,078)	$(22,301)	$(55,204)	$(37,913)
Add: Depreciation	247	269	503	549
Add: Stock-based compensation	11,579	7,971	21,762	14,431
Add: Acquisition-related costs	3,851	—	10,798	—
Adjusted EBITDA	$(14,401)	$(14,061)	$(22,141)	$(22,933)

Non-GAAP Net Loss and Non-GAAP Net Loss per Share, Basic and Diluted

We define non-GAAP net loss as GAAP net loss adjusted to exclude stock-based compensation expense and acquisition-related costs, including the tax effect of stock-based compensation expense on the provision for (benefit from) income taxes as presented below (in thousands, except per share amounts).

We define non-GAAP net loss per share, basic, as non-GAAP net loss divided by GAAP weighted-average shares used to compute net loss per share, basic.

We define non-GAAP net loss per share, diluted, as non-GAAP net loss divided by GAAP weighted average shares used to compute net loss per share, basic, adjusted for the dilutive effect of employee equity awards, excluding the impact of unrecognized stock-based compensation expense, unless these adjustments are anti-dilutive.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net loss	$(28,781)	$(22,370)	$(54,217)	$(38,840)
Add: Stock-based compensation	11,579	7,971	21,762	14,431
Add: Acquisition-related costs	3,851	—	10,798	—
Tax effect on the provision for income taxes	111	(71)	225	(133)
Non-GAAP net loss	$(13,240)	$(14,470)	$(21,432)	$(24,542)

Non-GAAP net loss per share, basic and diluted	$(0.15)	$(0.17)	$(0.24)	$(0.29)

Free Cash Flow

We define free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment as presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net cash used in operating activities	$(14,896)	$(20,261)	$(19,203)	$(24,731)
Purchases of property and equipment	(37)	(486)	(322)	(974)
Free cash flow	$(14,933)	$(20,747)	$(19,525)	$(25,705)